UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42270	93-2749244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

852 Winter Street, Suite 250 Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (857) 271-2954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2025, Zenas BioPharma, Inc. (“Zenas” or the “Company”) entered into a Revenue Participation Right Purchase and Sale Agreement (the “Agreement”) with Royalty Pharma Investments 2019 ICAV (“RPI”), pursuant to which RPI purchased rights to certain revenue streams from (i) worldwide net sales of obexelimab and certain other related products (referred to herein, collectively, as obexelimab) by Zenas and its affiliates, (ii) net sales of obexelimab by licensees of Zenas and its affiliates in certain partnered territories, and (iii) non-sales based payments related to obexelimab owed to Zenas and its affiliates by licensees in exchange for up to $300 million in consideration consisting of, (a) $75 million of which was paid on the closing date (the “Initial Purchase Price”), (b) $75 million of which is payable following the achievement of certain milestones with respect to Zenas’ INDIGO Phase 3 Trial of obexelimab for the treatment of patients with IgG4-Related Disease on or before a specified date, (c) $75 million of which is payable following receipt of marketing approval for obexelimab from the United States Food and Drug Administration (the “FDA”) for the treatment of IgG4-Related Disease on or before a specified date and (d) $75 million of which is payable following receipt of marketing approval for obexelimab from the FDA for the treatment of systemic lupus erythematosus on or before a specified date.

Pursuant to the Agreement, RPI purchased the right to receive, for each calendar quarter, (i) 5.5% of net sales of obexelimab products sold by Zenas and its affiliates worldwide, (ii) 5.5% of net sales of obexelimab products sold by licensees of Zenas and its affiliates in the United States, the United Kingdom and the European Union, (iii) 25% of royalty income payable to Zenas or any of its affiliates on sales of obexelimab products in countries other than the United States, the United Kingdom, and in the European Union by its licensees pursuant to out-licenses less royalty payments payable by Zenas to Xencor Inc. and (iv) 25% of non-royalty income attributable to obexelimab products payable to Zenas or any of its affiliates by its licensees (other than certain milestone payments payable by Bristol-Myers Squibb) pursuant to out-licenses and allocated to countries other than the United States, the United Kingdom and in the European Union.

The Agreement contains customary representations, warranties and indemnities of Zenas and RPI and customary covenants on the part of Zenas, as well as a limit on the amount of incurrence of certain types of indebtedness which limit automatically terminates on certain conditions, including a change of control. The Agreement may only be terminated by mutual written agreement of Zenas and RPI.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which Zenas expects to file, with certain confidential terms redacted, as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On September 2, 2025, Zenas BioPharma, Inc. issued a press release announcing its entry into the Agreement with RPI. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on September 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENAS BIOPHARMA, INC.

By:	/s/ Jennifer Fox
	Name:	Jennifer Fox
	Title:	Chief Business Officer and Chief Financial Officer

Date: September 2, 2025